Exhibit 99.1

Steinway Q3 Revenue Up 8%

WALTHAM, MA — November 8, 2011— Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings for the quarter and nine months ended September 30, 2011.

Third Quarter Results Compared to Prior Year Period

•                  Sales of $89.8 million, up 8%

•                  Gross margin increased to 28.9% from 27.9%

•                  Non-cash impairment charges of $5.1 million

•                  Income from operations of $1.1 million

•                  Adjusted EBITDA of $6.1 million

•                  Loss per share of $0.09

•                  Adjusted diluted earnings per share increased to $0.14 from $0.13

YTD Results Compared to Prior Year Period

•                  Sales of $251.6 million, up 9%

•                  Gross margin increased to 29.7% from 29.0%

•                  Income from operations of $7.7 million

•                  Adjusted EBITDA of $19.2 million

•                  Loss per share of $0.13

•                  Adjusted earnings per share of $0.39, consistent with prior year

Non-GAAP Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•                  Cash of $41.2 million

•                  Borrowing availability of over $100 million

•                  Inventory reduced $9.0 million, or 6%, from September 2010

CEO Michael Sweeney commented on the third quarter, “We are pleased that, despite a strike at one of our band facilities, we were able to post healthy core operating results. Demand for our pianos remained solid in the United States and Europe and our manufacturing operations were more efficient. The improvements in sales and gross margins in our piano business more than offset the impact that the work stoppage had on our band division.”

Total debt net of cash at the end of the quarter declined $20.2 million, or 35%, from September 2010 as a result of the Company’s bond redemption in the second quarter of 2011. Net interest expense for the third quarter decreased $1.5 million, or 59%, compared to the prior year period.

In the third quarter, the band segment recorded a non-cash charge of $2.2 million associated with the impairment of goodwill, trademarks and property, plant & equipment. The Company’s online music business recorded a non-cash charge of $3.0 million associated with the impairment of goodwill and trademarks. These charges, which resulted from adjusting assets to estimated fair value, impacted third quarter after-tax earnings by $0.25 per diluted share.

Excluding impairment charges, operating expenses for the quarter increased $2.3 million over the prior year period. The increase was largely due to $1.1 million in severance charges incurred in connection with the resignation of the Company’s chairman in July and $0.4 million from currency translation. The reinstatement of salaries and benefits, increased promotional expenses, and higher sales and marketing costs associated with two additional company-operated piano retail stores also contributed to the increase.

The Steinway Hall building in New York City continued to adversely impact earnings, generating a loss of $0.06 per share for the quarter. The Company is in the process of evaluating alternatives for the property.

Piano Operations

Domestic revenues for the third quarter increased $3.8 million, or 17%, over the prior year period as unit shipments of Steinway grand pianos rose 6% and shipments of Boston and Essex pianos increased 16%. Overseas revenues increased $2.3 million, or 10%, as a result of a 5% increase in unit shipments of Steinway grand pianos and a $1.8 million positive impact of currency translation. Overseas shipments of Boston and Essex pianos increased 2%. Despite an exchange driven cost increase in the Boston line, gross margins in the piano segment improved significantly as a result of higher production levels at both piano factories.

Year-to-date, sales increased in the United States as well as Europe and Asia. Revenues were up $19.6 million, which included a $5.4 million benefit from foreign currency translation. Domestically, unit shipments of Steinway grand pianos rose 15% and shipments of Boston and Essex pianos increased 5%. Overseas, unit shipments of Steinway grand pianos rose 12% and shipments of Boston and Essex pianos increased 8%.

Band Operations

In October, the UAW ended the strike at the Company’s brass instrument manufacturing facility in Eastlake, Ohio and employees approved a new five-year contract. Mr. Sweeney explained, “We are pleased that labor negotiations have been completed and that the plant is fully staffed. Under the new contract, we will be able to keep our costs competitive while keeping jobs in the United States. We can now be confident of a stable labor environment as we head towards the next fiscal year and focus on producing and delivering the finest musical instruments.”

During the work stoppage, the unavailability of certain brass instruments resulted in approximately $2.3 million in missed sales opportunities. Given the seasonality of the school year ordering cycle combined with the current competitive band instrument market, the Company does not anticipate recapturing this volume by year end.

Third quarter band segment revenue improved slightly over the prior year period as an increase in woodwind shipments mitigated a decline in shipments of brass instruments. Gross margins declined from the prior year period as a result of manufacturing inefficiencies associated with the strike and increases in raw material costs.

Year-to-date, band segment revenues increased $2.0 million, or 2%. Increased shipments of brass and woodwind instruments at both the student and professional level more than offset a decrease in percussion instruments.

Outlook

Discussing the remainder of 2011, Mr. Sweeney said, “Third quarter results showed continued year-over-year improvement in the Company’s piano business. With so much uncertainty in Europe, we are cautiously optimistic that our positive sales trends will continue in the fourth quarter. Gross margins should remain at current levels as our piano factories continue to operate at consistent production rates.”

Looking at the band business, Mr. Sweeney said, “October orders came in strong, up 13% over last year. While production at our Eastlake plant is expected to be below normal for several months as we continue training new employees, we have sufficient inventory levels of most products. Our customers can feel confident that the majority of our standard instruments will be available in the fourth quarter and beyond. We expect to see improving manufacturing efficiencies at all of our other band manufacturing facilities.”

Segment Information

Piano Segment

Third Quarter Results Compared to Prior Year Period

•                  Sales of $51.1 million, up 14%

•                  Steinway grand piano unit increase of 5%

•                  Boston and Essex piano unit increase of 9%

•                  Gross margin increased to 35.4% from 31.5%

YTD Results Compared to Prior Year Period

•                  Sales of $148.9 million, up 15%

•                  Steinway grand piano unit increase of 14%

•                 Boston and Essex piano unit increase of 6%

•                  Gross margin increased to 34.9% from 32.4%

Band Segment

Third Quarter Results Compared to Prior Year Period

•                  Sales of $38.7 million, up 1%

•                  Brass and woodwind units down 4%

•                  Gross margin decreased to 20.3% from 23.5%

YTD Results Compared to Prior Year Period

•                  Sales of $102.8 million, up 2%

•                  Brass and woodwind units up 3%

•                  Gross margin decreased to 22.3% from 24.6%

Conference Call

Management will be discussing the Company’s third quarter results as well as its outlook for the remainder of 2011 on a conference call today beginning at 5:00 p.m. ET. A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is a global leader in the design, manufacture, marketing and distribution of high quality musical instruments. These products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos. Through its online music retailer, ArkivMusic, the Company also produces and distributes classical music recordings. For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation, amortization, and impairment charges.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

The Company also uses the non-GAAP measurement “total debt net of cash,” which it defines as short-term debt plus long-term debt less cash. The Company believes this non-GAAP measure is useful as a measure of the Company’s ability to repay all debt. Many investors use this measure in making investment decisions as it gives them an idea of a company’s financial health and its level of leverage compared to liquid assets.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release. These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to maximize return on NY real estate; and fluctuations in effective tax rates resulting from shifts in sources of income. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Net sales	$89,755	$83,261	$251,627	$230,052
Cost of sales	63,783	60,066	176,783	163,370
Gross profit	25,972	23,195	74,844	66,682
	28.9%	27.9%	29.7%	29.0%

Operating expenses:
Sales and marketing	10,689	9,587	32,470	29,756
General and administrative	9,269	7,768	29,321	22,096
Other	(230)	46	3	172
Impairment charges	5,142	—	5,361	—
Total operating expenses	24,870	17,401	67,155	52,024

Income from operations	1,102	5,794	7,689	14,658

Other expense (income), net	1,886	110	3,132	(699)
Net loss (gain) on extinguishment of debt	—	—	2,422	(104)
Interest expense, net	1,011	2,464	4,851	7,318

(Loss) income before income taxes	(1,795)	3,220	(2,716)	8,143

Income tax (benefit) provision	(717)	1,655	(1,096)	3,598

Net (loss) income	$(1,078)	$1,565	$(1,620)	$4,545

(Loss) earnings per share - basic	$(0.09)	$0.13	$(0.13)	$0.40
(Loss) earnings per share - diluted	$(0.09)	$0.13	$(0.13)	$0.39
Weighted average common shares - basic	12,334	12,056	12,189	11,503
Weighted average common shares - diluted	12,334	12,099	12,189	11,559

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	9/30/2011	9/30/2010	12/31/2010
Cash	$41,221	$96,214	$119,811
Receivables, net	49,724	52,383	42,385
Inventories, net	140,333	149,300	144,500
Other current assets	27,701	25,086	21,932
Total current assets	258,979	322,983	328,628

Property, plant and equipment, net	85,290	85,850	86,404
Other assets	66,009	67,443	70,062
Total assets	$410,278	$476,276	$485,094

Debt	$649	$1,198	$2,462
Other current liabilities	45,957	47,230	51,322
Total current liabilities	46,606	48,428	53,784

Long-term debt	77,351	152,012	152,048
Other liabilities	49,083	48,668	50,638
Stockholders’ equity	237,238	227,168	228,624
Total liabilities and stockholders’ equity	$410,278	$476,276	$485,094

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 9/30/11
	GAAP	Adjustments		Adjusted
Band sales	$38,652	$—		$38,652
Piano sales	51,103	—		51,103
Total sales	89,755	—		89,755

Band gross profit	7,857	(18	)(1)	7,839
Piano gross profit	18,115	(22	)(1)	18,093
Total gross profit	25,972	(40)		25,932

Band GM %	20.3%			20.3%
Piano GM %	35.4%			35.4%
Total GM %	28.9%			28.9%

Operating expenses	19,728	377	(1)	20,105
Impairment charges	5,142	(5,142	)(2)	—
	24,870	(4,765)		20,105

Income from operations	1,102	4,725		5,827

Other (income) expense, net	1,886	—		1,886
Net loss (gain) on extinguishment of debt	—	—		—
Interest expense, net	1,011	—		1,011

(Loss) income before income taxes	(1,795)	4,725		2,930

Income tax (benefit) provision	(717)	1,838	(3)	1,121

Net (loss) income	$(1,078)	$2,887		$1,809

(Loss) earnings per share - basic	$(0.09)			$0.15
(Loss) earnings per share - diluted	$(0.09)			$0.14
Weighted average common shares - basic	12,334			12,334
Weighted average common shares - diluted	12,334			12,482

	Three Months Ended 9/30/10
	GAAP	Adjustments	Adjusted
Band sales	$38,261	$—	$38,261
Piano sales	45,000	—	45,000
Total sales	83,261	—	83,261

Band gross profit	9,002	—	9,002
Piano gross profit	14,193	—	14,193
Total gross profit	23,195	—	23,195

Band GM %	23.5%		23.5%
Piano GM %	31.5%		31.5%
Total GM %	27.9%		27.9%

Operating expenses	17,401	—	17,401

Income from operations	5,794	—	5,794

Other (income) expense, net	110	—	110
Net loss (gain) on extinguishment of debt	—	—	—
Interest expense, net	2,464	—	2,464

Income before income taxes	3,220	—	3,220

Income tax provision	1,655	—	1,655

Net income	$1,565	$—	$1,565

Earnings per share - basic	$0.13		$0.13
Earnings per share - diluted	$0.13		$0.13
Weighted average common shares - basic	12,056		12,056
Weighted average common shares - diluted	12,099		12,099

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1)  Reflects Q3 stock-based compensation costs which were accelerated into Q2 due to Class A common stock sale.

(2)  Reflects impairment charges as follows: $2,982 on online music business intangible assets; $1,050 on band intangible assets; and $1,110 on band property, plant & equipment.

(3)  Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Nine Months Ended 9/30/11
	GAAP	Adjustments		Adjusted
Band sales	$102,764	$—		$102,764
Piano sales	148,863	—		148,863
Total sales	251,627	—		251,627

Band gross profit	22,955	472	(1)	23,427
Piano gross profit	51,889	142	(2)	52,031
Total gross profit	74,844	614		75,458

Band GM %	22.3%			22.8%
Piano GM %	34.9%			35.0%
Total GM %	29.7%			30.0%

Operating expenses	61,794	(2,097	)(2)	59,697
Impairment charges	5,361	(5,361	)(3)	—
	67,155	(7,458)		59,697

Income from operations	7,689	8,072		15,761

Other (income) expense, net	3,132	—		3,132
Net loss (gain) on extinguishment of debt	2,422	(2,422	)(4)	—
Interest expense, net	4,851	—		4,851

(Loss) income before income taxes	(2,716)	10,494		7,778

Income tax (benefit) provision	(1,096)	4,082	(5)	2,986

Net (loss) income	$(1,620)	$6,412		$4,792

(Loss) earnings per share - basic	$(0.13)			$0.39
(Loss) earnings per share - diluted	$(0.13)			$0.39
Weighted average common shares - basic	12,189			12,189
Weighted average common shares - diluted	12,189			12,336

	Nine Months Ended 9/30/10
	GAAP	Adjustments		Adjusted
Band sales	$100,754	$—		$100,754
Piano sales	129,298	—		129,298
Total sales	230,052	—		230,052

Band gross profit	24,761	—		24,761
Piano gross profit	41,921	—		41,921
Total gross profit	66,682	—		66,682

Band GM %	24.6%			24.6%
Piano GM %	32.4%			32.4%
Total GM %	29.0%			29.0%

Operating expenses	52,024	—		52,024

Income from operations	14,658	—		14,658

Other (income) expense, net	(699)	—		(699)
Net loss (gain) on extinguishment of debt	(104)	104	(4)	—
Interest expense, net	7,318	—		7,318

Income before income taxes	8,143	(104)		8,039

Income tax provision	3,598	(41	)(5)	3,557

Net income	$4,545	$(63)		$4,482

Earnings per share - basic	$0.40			$0.39
Earnings per share - diluted	$0.39			$0.39
Weighted average common shares - basic	11,503			11,503
Weighted average common shares - diluted	11,559			11,559

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1)  Reflects $55 accelerated stock-based compensation costs associated with Class A common stock sale and $417 employee severance costs associated with a plant closure.

(2)  Reflects accelerated stock-based compensation costs associated with Class A common stock sale.

(3)  Reflects impairment charges as follows: $219 related to a closed band plant; $2,982 on online music business intangible assets; $1,050 on band intangible assets; and $1,110 on band property, plant & equipment.

(4)  Reflects a net gain (loss) on early extinguishment of debt.

(5)  Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Cash flows from operating activities	$8,875	$3,003	$858	$11,114
Changes in operating assets and liabilities	(2,437)	726	15,460	552
Stock-based compensation expense (adjusted for acceleration)	(530)	(368)	(1,220)	(1,109)
Income tax (benefit) provision, net of deferreds	(971)	1,705	(763)	4,855
Net interest expense	1,011	2,464	4,851	7,318
Recovery of doubtful accounts	131	311	211	63
Other	36	95	(641)	(134)
Non-recurring, infrequent or unusual cash charges	—	—	417	—
Adjusted EBITDA	$6,115	$7,936	$19,173	$22,659

Reconciliation from Net (Loss) Income to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Net (loss) income	$(1,078)	$1,565	$(1,620)	$4,545
Income tax (benefit) provision	(717)	1,655	(1,096)	3,598
Net interest expense	1,011	2,464	4,851	7,318
Depreciation	1,911	1,952	5,704	6,391
Amortization	263	300	840	911
Non-recurring, infrequent or unusual items	4,725	—	10,494	(104)
Adjusted EBITDA	$6,115	$7,936	$19,173	$22,659